Exhibit 23.3




                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 17, 2000, relating to the consolidated financial statements of National Telemanagement Corporation and Subsidiary, which appear in the Illuminet Holdings, Inc. Form 8-K filed with the Commission on October 5, 2000. The aforementioned financial statements are not separately presented in the aforementioned 8-K.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas
November 27, 2000